As filed with the Securities and Exchange Commission on August 15, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALISADE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2007292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

1902 Wright Place, Suite 200

Carlsbad, California 92008

(858) 704-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Palisade Bio, Inc.

1902 Wright Place, Suite 200

Carlsbad, California 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker

Ryan J. Gunderson

John E. Maciejewski

Gunderson Dettmer Stough Villeneuve

Franklin & Hachigian, LLP

3570 Carmel Mountain Road, Suite 200

San Diego, California 92130

(858) 436-8000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2025

PROSPECTUS

8,896,944 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 8,896,944 shares of our common stock consisting of (A) 8,637,810 shares of common stock issuable upon the exercise of a warrant (the “New Warrant”) issued to an investor (“Private Placement Investor”) in a private placement transaction pursuant to a warrant inducement agreement, dated July 23, 2025, and (B) 259,134 shares of common stock issuable upon the exercise of placement agent warrants issued to Ladenburg Thalmann & Co., Inc. and certain other affiliates (collectively, “Ladenburg”, together with the Private Placement Investor, the “Selling Stockholders”) as partial compensation of placement agent fees (the “Placement Agent Warrant”). We are registering these shares issuable upon exercise of the New Warrant and the Placement Agent Warrants on behalf of the Selling Stockholders, to be offered and sold by it from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sales by the Selling Stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each selling stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Sales of the shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The Selling Stockholders may sell shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock in the section of this prospectus entitled “Plan of Distribution” on page 13.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” On August 14, 2025, the last reported sale price of our common stock was $0.80 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 10 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Palisade,” the “Company” and similar designations refer to Palisade Bio, Inc. This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the results of our pre-clinical studies and clinical trials;

●	estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated;

●	future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries and the impact of these changes;

●	our ability to successfully develop our licensed technologies;

●	our ability to build a commercial infrastructure in the U.S. and other markets;

●	our ability to compete effectively in a competitive industry;

●	our ability to identify and qualify additional manufacturers to provide active pharmaceutical ingredient, or API and manufacture drug product;

●	our ability to enter into commercial supply agreements;

●	the success of competing technologies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to obtain funding for our operations; and

●	our ability to attract collaborators and strategic partnerships.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under the caption “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 24, 2025, and our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2025 and August 11, 2025.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

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All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 10 of this prospectus, and in our Annual Report on Form 10-K filed with the SEC on March 24, 2025, and our quarterly reports on Form 10-Q filed with the SEC on May 12, 2025 and August 11, 2025, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “Palisade,” or similar terms refer to Palisade Bio, Inc.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. Our lead product candidate, PALI-2108, is being developed as a treatment for patients living with inflammatory bowel disease (“IBD”), including fibrostenotic Crohn’s disease (“FSCD”) and ulcerative colitis (“UC”).

Our Pipeline

We are currently advancing clinical trials of PALI-2108 for the treatment of IBD, including UC and FSCD. The following table summarizes the current stages of our clinical and research programs:

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Our Precision Medicine Approach

We are developing a biomarker-based patient selection approach that we believe may aid clinicians in identifying patients who may better respond to PALI-2108, thereby improving the rate of clinical response previously demonstrated with enzyme phosphodiesterase-4 (“PDE4”) inhibitors. Our approach involves the use of clinical and multiomics data from large patient populations to identify PDE4-related biomarkers that are correlated with IBD, its severity, and which are modified with local PDE4-inhibitor therapy in the colon. Based on our research, we have initiated the development of corresponding biomarker assays for these PDE4-related biomarkers that we expect to use in our current and future clinical studies with the aim of developing regulatory approved tests for selecting potential responders to PALI-2108.

PALI-2108

Our lead product candidate, PALI-2108, is a prodrug inhibitor designed to help treat UC and FSCD by targeting the key PDE4 in colon tissues and preventing it from breaking down cyclic Adenosine Monophosphate (“cAMP”) molecules which regulate inflammation in the body. By inhibiting PDE4, intracellular cAMP molecule levels become elevated, which may lead to a reduction of inflammatory molecules and an increase of anti-inflammatory molecules within tissues of the colon. Additionally, we believe that PALI-2108 may help prevent the movement of inflammatory cells from the blood into colon tissues, thereby lowering the activity of certain proteins that contribute to fibrosis (a type of tissue scarring).

With a glucuronic-derived sugar moiety, PALI-2108 remains minimally absorbed until activated by the colonic bacterium enzyme β-glucuronidase. We believe that localized bioactivation may help focus the effects of PALI-2108 where it would be most beneficial to a patient suffering from IBD.

PALI-2108 for FSCD

Studies have shown that patients with intestinal fibrosis exhibit elevated PDE4 B and D enzyme levels in intestinal tissues. Also, preclinical research using a chronic Dextran Sodium Sulfate (“DSS”)-induced mouse model of intestinal fibrosis shows similarly decreased PDE4 enzyme levels and demonstrated that systemic administration of PDE4 inhibitors improve clinical symptoms and reduce known biomarkers of fibrosis associated with FSCD. In these studies, systemically delivered PDE4 inhibitors significantly improved clinical outcomes, including body weight, disease activity, colon length, and key biomarkers of intestinal fibrosis, such as α-SMA and MMPs, with these markers returning to baseline levels upon treatment. Additionally, PDE4 inhibition was found to prevent the breakdown of cAMP, which in turn inhibits fibroblast functions, including tissue remodeling. Further research indicates that transforming growth factor beta (“TGF-beta”), a key driver of fibrosis, modulates cAMP levels, and PDE4 inhibition exerts particularly strong anti-fibrotic effects when TGF-beta-induced fibroblast stimulation is present.

We conducted a study evaluating the anti-inflammatory and anti-fibrotic effects of PALI-2108, a locally bioactivated PDE4 inhibitor, in an acute DSS-induced mouse model. Treatment with PALI-2108 resulted in dose-dependent improvements in clinical outcomes, including disease activity and colon length. Additionally, PDE4B expression in colon tissues was reduced in a dose-dependent manner, intracellular cAMP levels increased, and TNF-alpha levels in colon tissues were normalized in most of the mice treated.

Bioinformatics analysis of colon biopsy gene expression data (RNA-seq) further supports the effects of PALI-2108. The analysis reveals a dose-dependent modulation of 187 genes associated with four major fibrotic pathways in IBD. Furthermore, the treatment shows a dose-dependent improvement in fibrosis enrichment scores for FSCD markers. These findings suggest that PALI-2108 is a promising dual-acting drug candidate, with both anti-inflammatory and anti-fibrotic properties, for the treatment of FSCD.

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PALI-2108 for UC

In UC mouse models, we have demonstrated the dose-dependent efficacy of PALI-2108. Specifically, we utilized DSS-induced UC mouse models and target engagement in oxazolone-induced colitis. Thus, based on the research conducted on these mouse models, we demonstrated that PALI-2108 has preferential colon activation. This preferential colon activation offers a unique approach to delivering the PDE4 inhibitor locally within the colon. The local bioactivation of PALI-2108 prodrug is designed to prevent the systemic toxicity inherent with immunosuppression and avoid the known tolerability issues of PDE4 inhibitors.

Our Strategy

Our objective is to establish ourselves as a leader in the development of differentiated product candidates targeting the autoimmune, inflammatory, and fibrotic disease markets, which we believe will address a large, well-established need among patients living with autoimmune and inflammatory diseases.

We believe the key elements of our strategy include:

●	advancing our lead product candidate, PALI-2108 through human clinical trials;

●	leveraging our drug development platform infrastructure to identify product candidates that target autoimmune, inflammatory, and fibrotic diseases;

●	pursuing strategic partnerships to further expand our programs and maximize the worldwide potential of our product candidates and platform; and

●	pursuing strategy of in-licensing/acquisition or out-licensing/sale of our product candidates.

Selected Risks Affecting Our Business

Below is a summary of the factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, and other risks and uncertainties that we face, are set forth below under the heading “Risk Factors” in the documents that are incorporated by reference into this prospectus, including our Annual Report on Form 10-K filed with the SEC on March 24, 2025 and our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2025 and August 11, 2025.

Risks Related to Our Development, Commercialization and Regulatory Approval of Our Product Candidates

●	Our business depends on the successful clinical development, regulatory approval, and commercialization of our therapeutic compounds, including our lead asset PALI-2108.

●	There are substantial risks in drug development, and, as a result, we may not be able to successfully develop any product candidate, including our lead product candidate, PALI-2108.

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●	We depend on our license agreement with Giiant to permit us to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with our obligations under the license agreement could materially harm our business and prevent us from developing or commercializing PALI-2108.

●	We are currently conducting a Phase 1 clinical trial of PALI-2108 in Canada, and the U.S. Food and Drug Administration (“FDA”) or applicable foreign regulatory authorities may not accept data from such trials, or any other trial we conduct outside of the U.S.

●	We may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates.

●	We expect that our operations and development of PALI-2108 will require substantially more capital than we currently have, and we cannot guarantee when or if we will be able to secure such additional funding.

●	Our product candidates, including PALI-2108, may cause undesirable side effects or have other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in post-approval regulatory action.

●	There can be no assurance that our product candidates will obtain regulatory approval.

●	If clinical studies of PALI-2108 do not yield successful results, we may discontinue the development of PALI-2108.

●	It may take us longer than we estimate to complete clinical trials, and we may not be able to complete them at all.

●	Even if PALI-2108 is approved for commercialization, future regulatory reviews or inspections may result in its suspension or withdrawal, closure of a facility or substantial fines.

●	The successful commercialization of PALI-2108, if approved, will depend in part on the extent to which government authorities and health insurers establish adequate reimbursement levels and pricing policies.

●	We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a product candidate and we may need to limit our commercialization.

●	Even if a product candidate obtains regulatory approval, it may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

Risks Related to Our Business

●	We have a limited operating history and have never generated any revenues from product sales.

●	Our business model assumes revenue from, among other activities, marketing or out-licensing the products we develop. PALI-2108 is in the early stages of clinical development, and because we have a short development history with PALI-2108, there is a limited amount of information about us upon which you can evaluate our business and prospects.

●	We may choose to discontinue the development or commercialization of any of our product candidates, or may choose not to commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect us and our operations.

●	Our inability to successfully in-license, acquire, develop and market additional product candidates or approved products could impair our ability to grow our business.

●	Changes in funding for the FDA and, other government agencies or comparable foreign regulatory authorities could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent these agencies or authorities from performing normal business functions on which the operations of our business may rely, which could negatively impact our business.

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Risks Related to Our Dependence on Third Parties

●	We anticipate relying on third-party Contract Research Organizations (“CROs”) and other third parties to conduct and oversee our clinical trials. If these third parties do not meet our requirements or otherwise conduct the trials as required, we may not be able to satisfy our contractual obligations for, obtain regulatory approval for, or commercialize our product candidates.

●	We depend on two qualified suppliers for the active pharmaceutical ingredient used in the clinical trials of PALI-2108. Insufficient availability of the API or other raw materials necessary to manufacture PALI-2108, or the inability of our suppliers to manufacture and supply our products on commercially reasonable terms, could adversely impact our business, results of operations and financial condition.

●	We expect to rely on collaborations with third parties for the successful development and commercialization of our product candidates.

●	We currently rely on third-party contractors to supply, manufacture and distribute clinical drug supplies for our product candidates.

Risks Related to Our Financial Operations

●	We have expressed substantial doubt about our ability to continue as a going concern.

●	We have a history of net operating losses, and we expect to continue to incur net operating losses and may never achieve profitability.

●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Risks Related to Our Intellectual Property

●	We may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

●	If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business.

Other Risks Related to Our Securities

●	Our common stock could be delisted from the Nasdaq Stock Market if we are unable to maintain compliance with the Nasdaq Stock Market’s continued listing standards.

Notice of Nasdaq Listing Deficiency

On April 30, 2025, we received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising us that for 30 consecutive trading days preceding the date of the Notice, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no effect on the listing of our common stock at this time, and our common stock continues to trade on The Nasdaq Capital Market under the symbol “PALI.”

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Under Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days following the date of the Notice, or until October 27, 2025, to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”) by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). On August 5, 2025, the bid price of our common stock closed above $1.00 for ten consecutive business days, however we were notified on August 6, 2025, that Nasdaq was exercising its discretion to continue monitoring our stock price beyond this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, we may be afforded an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement (the “Additional Compliance Period”) if on the last day of the Compliance Period we are in compliance with the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its common stock on The Nasdaq Capital Market (other than the Minimum Bid Price Requirement), unless we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency.

If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, or the Additional Compliance Period, if applicable, our common stock will be subject to delisting. We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

We were originally incorporated in 2001 in the State of Delaware under the name Neuralstem, Inc. In October of 2019, we changed our name to Seneca Biopharma, Inc. (“Seneca”). In April of 2021, we effected a merger with Leading BioSciences, Inc. (the “Merger”), whereby Leading BioSciences, Inc. (“LBS”) became a wholly owned subsidiary of Seneca. In April of 2021, we changed our name from Seneca Biopharma, Inc. to Palisade Bio, Inc. We do not currently maintain a physical headquarters but we maintain a mailing address at 1902 Wright Place, Suite 200, Carlsbad, California, 92008, Our telephone number is (858) 704-4900 and our website address is www.palisadebio.com.

The information on our website is not incorporated by reference in this prospectus or in any other filings we make with the SEC.

Subsidiaries

We have two wholly owned subsidiaries, Suzhou Neuralstem Biopharmaceutical Co., Ltd. (“Suzhou”), organized under the laws of the People’s Republic of China, and LBS. Suzhou was established by Seneca to sponsor the non-GDC Phase 2 clinical trial of NSI-566 that was conducted between 2013 and 2016 in Beijing, China. As of June 30, 2025, Suzhou has no employees or other operations. We are currently in the process of dissolving the Suzhou subsidiary. Our other subsidiary is LBS, which is our operating entity.

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Warrant Inducement Agreement

We entered into a warrant inducement agreement (the “Agreement”) dated as of July 23, 2025 (the “Warrant Inducement”) with a certain accredited and institutional holder (the “Holder”) for an aggregate of 4,318,905 of our outstanding common stock warrants consisting of (i) 3,000 common stock warrants originally issued on May 10, 2022, which were transferred to the Holder in July 2022, (ii) 114,354 common stock warrants issued on February 1, 2024, (iii) 922,863 common stock warrants issued on May 6, 2024 and (iv) 3,278,688 common stock warrants issued on December 13, 2024 (collectively, the “Existing Warrants”) to purchase shares of our common stock (the “Warrant Shares”). Pursuant to the Agreement, the exercise price of each Existing Warrant that was exercised was reduced to $0.9047 per share. In exchange for exercising the Existing Warrants, the Holder received one (1) unregistered warrant (the “New Warrant”) to purchase such number of shares of common stock (the “New Warrant Shares”) equal to 200% of the number of Warrant Shares issued pursuant to the exercise of the Existing Warrants. The New Warrant will be exercisable into an aggregate of up to 8,637,810 shares of common stock beginning on the effective date of stockholder approval of the issuance of the New Warrant Shares (the “Warrant Approval”), will have a term of exercise of five (5) years from the date of Warrant Approval, and will have an exercise price per share equal to $0.9047. The New Warrant will be subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the New Warrant. The New Warrant contains standard anti-dilution provisions but do not contain any price protection provisions with respect to future securities offerings.

In addition, as partial consideration for the transactions contemplated by the Agreement, we agreed to issue to Ladenburg Thalmann & Co., Inc. (the “Placement Agent”) a common stock purchase warrant to purchase 259,134 shares of our common stock, which represents 6% of the aggregate number shares issued pursuant to the exercise of Existing Warrants by the Holders with an exercise price of $1.4928 per share, and a term of five (5) years from issuance (the “Placement Agent Warrants”). The Placement Agent Warrants will be subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Placement Agent Warrants. The Placement Agent Warrants contain standard anti-dilution provisions but do not contain any price protection provisions with respect to future securities offerings.

The registration statement of which this prospectus is a part relates to the resale of the shares of common stock that may be issued to the Selling Stockholders in connection with the exercise of the New Warrant and the Placement Agent Warrants issued in the foregoing transaction.

The Offering

Common stock offered by the Selling Stockholders	8,896,944 shares

Terms of the offering	The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus, as described in the section of this prospectus entitled “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

Risk factors	See “Risk Factors” beginning on page 10, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	PALI

The Selling Stockholders named in this prospectus may offer and sell up to 8,896,944 shares of our common stock.

The Selling Stockholders are prohibited, subject to certain exceptions, from exercising the New Warrant and the Placement Agent Warrants to the extent that immediately prior to or after giving effect to such exercise, such selling stockholder, together with its affiliates and other attribution parties, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding, which percentage may be changed at a selling stockholder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

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In addition, the New Warrant is not exercisable until we receive stockholder approval of the issuance of the New Warrant Shares (the “Warrant Shareholder Approval”). We have agreed to hold an annual or special meeting of stockholders no later than sixty days from July 23, 2025, for the purpose of obtaining Warrant Stockholder Approval, as required by the rules and regulations of Nasdaq. If we do not obtain Warrant Shareholder Approval at the first meeting, we have agreed to call a meeting every sixty days thereafter to seek Warrant Shareholder Approval until the earlier of the date on which Warrant Shareholder Approval is obtained or the New Warrant is no longer outstanding.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “PALI.”

Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any proceeds from the sales by the Selling Stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders for offer and resale, we are referring to the shares of common stock issuable to the Selling Stockholders in connection with the exercise of the New Warrant and Placement Agent Warrants. When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 24, 2025, and our most recent Quarterly Reports on Form 10-Q, as filed with the SEC on May 12, 2025 and August 11, 2025, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section of this prospectus entitled “Where You Can Find More Information.” Please also read carefully the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the Selling Stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of their shares.

SELLING STOCKHOLDERS

We are registering the resale of 8,896,944 shares of common stock which are issuable upon the exercise of the New Warrant and Placement Agent Warrants held by the Selling Stockholders identified below to permit such Selling Stockholders, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner described under the section of this prospectus entitled “Plan of Distribution” (as may be supplemented and amended).

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The Selling Stockholders may exercise some, all or none of their New Warrant and Placement Agent Warrants and sell some, all or none of their shares issued upon exercise of the New Warrant and Placement Agent Warrants. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with any of the Selling Stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholders. As a result, we cannot estimate the number of shares of common stock the Selling Stockholders will beneficially own after their sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

Under the terms of the New Warrant and the Placement Agent Warrants, the Selling Stockholders may not exercise the New Warrant or Placement Agent Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise. The table below reflects this limitation. Additionally, the New Warrant is not exercisable until we receive the Warrant Shareholder Approval.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the exercise of the New Warrant and Placement Agent Warrants by the Selling Stockholders and sale of all shares being offered by the Selling Stockholders under this prospectus. The percentage of shares owned after the offering is based on 9,119,152 shares of common stock outstanding as of August 7, 2025.

	Common Shares Owned Before Sale (1)				Shares	Common Shares Owned After Sale (2)
	Held Outright	Convertible Securities	Amount	% of class	being registered	Amount	% of Class
Armistice Capital, LLC. (3)	455,045	-	455,045	4.99%	8,637,810	455,045	2.53%
David Coherd (4)	-	35,125	35,125	*	23,322	11,803	*
Dan Daley (5)	-	2,500	2,500	*	2,500	-	*
Andrew Moorefield (6)	-	17,563	17,563	*	11,661	5,902	*
Nicholas Stergis (7)	-	248,687	248,687	2.65%	117,997	130,690	*
Ladenburg Thalmann & Co. Inc. (8)	-	229,952	229,952	2.46%	103,654	126,298	*

TOTALS	455,045	533,827	988,872	10.24%	8,896,944	729,738	3.99%

* Less than 1%.

(1) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any of our common shares as to which a shareholder has sole or shared voting power or investment power, and also any of our common shares which the shareholder has the right to acquire within 60 days, including upon exercise of our common share purchase options or warrants. There were 9,119,152 shares of our common stock outstanding as of August 7, 2025. All shares referenced below are common shares.

(2) Assumes the exercise of the New Warrant and the Placement Agent Warrants and sale of all shares available for sale under this prospectus and no further acquisitions of shares by the Selling Stockholders.

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(3) The shares being registered include 8,637,810 common shares underlying the New Warrant. The New Warrant is subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The total shares owned before the sale excludes 8,637,810 common shares underlying the New Warrant that would be in excess of the 4.99% beneficial ownership limitation. The total shares owned after the sale excludes 8,637,810 of the previously described common stock purchase warrants as they are in excess of the 4.99% beneficial ownership limitation. Steven Boyd has voting and dispositive control with respect to the securities being offered. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4) The shares being registered include 23,322 common shares underlying the Placement Agent Warrants issued to the selling stockholder in the Warrant Inducement. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The selling stockholder is an affiliate of Ladenburg Thalmann & Co. Inc., a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the Warrant Inducement. David Coherd has voting and dispositive control with respect to the securities being offered.

(5) The shares being registered include 2,500 common shares underlying the Placement Agent Warrants issued to the selling stockholder in the Warrant Inducement. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The selling stockholder is an affiliate of Ladenburg Thalmann & Co. Inc., a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the Warrant Inducement. Dan Daley has voting and dispositive control with respect to the securities being offered.

(6) The shares being registered include 11,661 common shares underlying the Placement Agent Warrants issued to the selling stockholder in the Warrant Inducement. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The selling stockholder is an affiliate of Ladenburg Thalmann & Co. Inc., a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the Warrant Inducement. Andrew Moorefield has voting and dispositive control with respect to the securities being offered.

(7) The shares being registered include 117,997 common shares underlying the Placement Agent Warrants issued to the selling stockholder in the Warrant Inducement. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The selling stockholder is an affiliate of Ladenburg Thalmann & Co. Inc., a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the Warrant Inducement. Nicholas Stergis has voting and dispositive control with respect to the securities being offered.

(8) The shares being registered include 103,654 common shares underlying the Placement Agent Warrants issued to the selling stockholder in the Warrant Inducement. The Placement Agent Warrants are subject to a 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). Ladenburg is a registered broker-dealer that received its Placement Agent Warrants pursuant to investment banking services in the Warrant Inducement. Michael Gideon and Barry Steiner, co-CEOs of Ladenburg, have voting and dispositive control with respect to the securities being offered

Relationship with Selling Stockholders

As discussed in greater detail above under the section of this prospectus entitled “Prospectus Summary” we entered into agreements with the Selling Stockholders pursuant to which they acquired the New Warrant and Placement Agent Warrants, and agreed to file a registration statement to enable the resale of the shares of common stock issuable upon the exercise of the New Warrant and Placement Agent Warrants.

Except for Ladenburg Thalmann & Co. Inc. who served as our placement agent with respect to the Agreement, as well as placement agent or underwriter in a number of our prior offerings, and David Coherd, Dan Daley, Andrew Moorefield and Nicholas Stergis, all of whom are affiliates of Ladenburg Thalmann & Co. Inc., none of the Selling Stockholders nor any persons having control over such Selling Stockholders have held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the New Warrant and Placement Agent Warrants to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder selling such shares will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, including:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with any selling securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If a selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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A selling stockholder may pledge or grant a security interest in some or all of the New Warrant, Placement Agent Warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders may also transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock estimated to be $49,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements of Palisade Bio, Inc. as of December 31, 2024 and 2023 and for the years then ended, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the “Investor” section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www. palisadebio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the securities covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, including the Part III information contained therein;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 11, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on May 2, 2025; July 9, 2025; and July 25, 2025; and

●	The description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on July 1, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022.

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You may access the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Proxy Statements, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.palisadebio.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to 1902 Wright Place, Suite 200, Carlsbad, California, 92008, Attn: Secretary or may be made telephonically at (858) 704-4900.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$1,500
Legal Fees and Expenses	$20,000
Accountants’ Fees and Expenses	$17,500
Miscellaneous	$10,000

Total	$49,000

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

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We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. We carry liability insurance for our directors and officers.

Item 16. Exhibit Index.

Exhibit No.	Description

4.1	Form of New Warrant (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2025).

4.2	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25, 2025).

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve & Hachigian, LLP.

10.1+	Form of Agreement entered into on July 23, 2025 pursuant to the Warrant Inducement (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 25 2025).

23.1*	Consent of Baker Tilly US, LLP.

23.3	Consent of Gunderson Dettmer Stough Villeneuve & Hachigian, LLP (included in legal opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table

* Filed herewith
+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Palisade undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Item 17. Undertakings.

(3)	The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on August 15, 2025.

PALISADE BIO, INC.

Date: August 15, 2025	By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer,
Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J.D. Finley as his or her true and lawful attorneys-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J.D. Finley	Chief Executive Officer, Chief Financial Officer and Director	August 15, 2025
J.D. Finley	(Principal Executive and Financial Officer)

/s/ Donald A. Williams	Chairman of the Board of Directors	August 15, 2025
Donald A. Williams

/s/ Emil Chuang	Director	August 15, 2025
Emil Chuang

/s/ Binxian Wei	Director	August 15, 2025
Binxian Wei

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